Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Third Quarter Fiscal 2019

Results of Operations

Highlights

▪	Korn Ferry reports fee revenue of $474.5 million in Q3 FY’19, an increase of 6% (10% on a constant currency basis) from Q3 FY’18, driven by organic growth in all segments.
▪	Operating income was $62.7 million in Q3 FY’19 with an operating margin of 13.2%. Adjusted EBITDA was $77.7 million with Adjusted EBITDA margin of 16.4%.
▪

Q3 FY’19 diluted earnings per share was $0.80 compared to diluted earnings per share of $0.48 in Q3 FY’18.  Adjusted diluted earnings per share was $0.81 in Q3 FY’19 compared to Adjusted diluted earnings per share of $0.70 in Q3 FY’18.

▪

The Company continued with its balanced approach to capital allocation, buying back $14.7 million of stock during the quarter and declaring a quarterly dividend of $0.10 per share on March 6, 2019 payable on April 15, 2019 to stockholders of record on March 26, 2019.  In addition, on March 6, 2019, the Board of Directors approved an increase in our capacity to repurchase shares to a total remaining availability of $250 million.  The shares may be repurchased from time to time in the open market or privately negotiated transactions, subject to market conditions and other factors.

Los Angeles, CA, March 7, 2019 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced third quarter fee revenue of $474.5 million.  Third quarter diluted earnings per share was $0.80 and Adjusted diluted earnings per share was $0.81.  Adjusted diluted earnings per share for the third quarter excludes $0.8 million related to retention awards from a prior acquisition, or $0.01 per share.

“I am pleased with the results of our recently completed third quarter.  We generated $475 million in fee revenue, up approximately 6% year-over-year, 10% at constant currency, with strong growth across all of our geographies and solutions.  Adjusted EBITDA was $78 million, with an Adjusted EBITDA margin of 16.4 percent – an all-time high.  We also continue to execute our balanced approach to capital deployment, repurchasing $14.7 million of our shares in the quarter, bringing our total recent share repurchases to nearly $100 million.  We have increased our capacity to repurchase shares to a total remaining availability of $250 million.  This move, in conjunction with our regular dividend, further drives our capital allocation strategy,” said Gary D. Burnison, CEO, Korn Ferry.

“We are redefining an industry.  We are building a firm that has the scale and offerings that synchronize our clients’ strategy with their organization and people to help them drive superior performance,” added Burnison.

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$474.5	$447.6	$1,435.3	$1,291.9
Total revenue	$486.2	$460.8	$1,471.3	$1,331.2
Operating income	$62.7	$49.8	$78.6	$144.2
Operating margin	13.2%	11.1%	5.5%	11.2%
Net income attributable to Korn Ferry	$45.0	$27.2	$52.4	$92.6
Basic earnings per share	$0.81	$0.49	$0.94	$1.65
Diluted earnings per share	$0.80	$0.48	$0.92	$1.63

EBITDA Results (b):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$76.9	$69.7	$115.5	$195.6
EBITDA margin	16.2%	15.5%	8.0%	15.2%

Adjusted Results (c):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Adjusted EBITDA (b)	$77.7	$71.4	$228.8	$202.4
Adjusted EBITDA margin (b)	16.4%	15.9%	15.9%	15.7%
Adjusted net income attributable to Korn Ferry	$45.8	$39.9	$138.2	$108.9
Adjusted basic earnings per share	$0.82	$0.71	$2.47	$1.94
Adjusted diluted earnings per share	$0.81	$0.70	$2.43	$1.92

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude tradename write-offs, integration/acquisition costs and restructuring charges, net.  EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Income tax impact due to the enactment of the Tax Cuts and Jobs Act of 2017 (the "Tax Act")	$—	$11.3	$—	$11.3
Tradename write-offs	$—	$—	$106.6	$—
Integration/acquisition costs	$0.8	$1.7	$6.7	$6.7
Restructuring charges, net	$—	$—	$—	$0.1

Fee revenue was $474.5 million in Q3 FY’19, an increase of 6% (10% increase on a constant currency basis) compared to Q3 FY’18.  The increase in fee revenue was due to organic growth in all segments.

Operating income was $62.7 million in Q3 FY’19 compared to $49.8 million in the year-ago quarter.  Operating margin was 13.2% in Q3 FY’19 compared to 11.1% in the year-ago quarter.  The increase in operating income was primarily due to the increase in fee revenue, partially offset by an increase in compensation and benefits expense driven by an increase in average headcount and performance related bonus expense.

Adjusted EBITDA margin was 16.4%, compared to 15.9% in the year-ago quarter.  The increase in Adjusted EBITDA margin was impacted by the same factors as operating income offset by lower gains in other income, net due to market movements associated with marketable securities.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$193.4	$180.4	$584.0	$518.4
Total revenue	$198.0	$185.5	$598.0	$531.9
Operating income	$44.7	$34.4	$137.0	$102.6
Operating margin	23.1%	19.1%	23.5%	19.8%

Ending number of consultants	552	536	552	536
Average number of consultants	554	537	546	527
Engagements billed	3,849	3,671	8,201	7,709
New engagements (b)	1,608	1,564	5,073	4,735

EBITDA Results (c):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$48.2	$37.3	$144.1	$110.3
EBITDA margin	24.9%	20.7%	24.7%	21.3%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Adjusted EBITDA (c)	$48.2	$37.3	$144.1	$110.6
Adjusted EBITDA margin (c)	24.9%	20.7%	24.7%	21.3%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):
	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Restructuring charges, net	$—	$—	$—	$0.3

Fee revenue was $193.4 million in Q3 FY’19, an increase of $13.0 million or 7% (10% on a constant currency basis) compared to Q3 FY’18.  The increase in fee revenue was attributable to higher fee revenue in the North American, Asia Pacific and Latin American regions.

Operating income was $44.7 million in Q3 FY’19 compared to $34.4 million in Q3 FY’18.  Operating margin was 23.1% in Q3 FY’19 compared to 19.1% in the year-ago quarter.  The increase in operating income was due to higher fee revenue in Q3 FY’19 compared to Q3 FY’18, partially offset by an increase in general and administrative expenses driven by higher premise and office expense and adversely impacted by foreign exchange losses in Q3 FY’19 compared to gains in the year-ago quarter.

Adjusted EBITDA was $48.2 million in Q3 FY’19 with an Adjusted EBITDA margin of 24.9% compared to $37.3 million and 20.7%, respectively, in the year-ago quarter.

Selected Advisory Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$201.5	$198.1	$614.0	$577.5
Total revenue	$205.7	$202.0	$627.2	$589.1
Operating income (loss)	$29.3	$27.1	$(24.4)	$72.5
Operating margin	14.5%	13.7%	(4.0%)	12.5%

Ending number of consultants (b)	569	590	569	590
Staff utilization (c)	62%	64%	65%	65%

EBITDA Results (d):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$37.4	$35.7	$(1.1)	$98.2
EBITDA margin	18.5%	18.0%	(0.2%)	17.0%

Adjusted Results (e):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Adjusted EBITDA (d)	$38.1	$37.3	$112.1	$104.4
Adjusted EBITDA margin (d)	18.9%	18.8%	18.3%	18.1%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Advisory professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Tradename write-offs	$—	$—	$106.6	$—
Integration/acquisition costs	$0.8	$1.6	$6.6	$6.5
Restructuring recoveries, net	$—	$—	$—	$(0.2)

Fee revenue was $201.5 million in Q3 FY’19 compared to $198.1 million in Q3 FY’18, an increase of $3.4 million or 2% (6% on a constant currency basis) compared to Q3 FY’18.  The increase in fee revenue was primarily driven by an increase in Consulting Solutions fee revenue across each of our Advisory businesses.

Operating income was $29.3 million in Q3 FY’19 with an operating margin of 14.5% compared to operating income of $27.1 million and an operating margin of 13.7% in the year-ago quarter.  The increase in operating income was primarily due to higher fee revenue compared to the year-ago quarter, partially offset by an increase in compensation and benefits expense driven by the use of outside contractors and higher commission expense.

Adjusted EBITDA was $38.1 million in Q3 FY’19 with an Adjusted EBITDA margin of 18.9% compared to $37.3 million and 18.8%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA margin was impacted by the same factors as operating income offset by decrease in integration/acquisition costs in Q3 FY’19 compared to the year-ago quarter.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$79.6	$69.1	$237.4	$196.0
Total revenue	$82.5	$73.3	$246.1	$210.2
Operating income	$12.2	$10.1	$36.3	$27.7
Operating margin	15.3%	14.6%	15.3%	14.1%

Engagements billed (b)	1,296	1,284	2,809	2,677
New engagements (c)	652	730	2,154	2,173

EBITDA and Adjusted Results (d):	Third Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA and Adjusted EBITDA	$13.1	$10.8	$38.8	$30.1
EBITDA and Adjusted EBITDA margin	16.4%	15.6%	16.3%	15.3%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $79.6 million in Q3 FY’19, an increase of $10.5 million or 15% (19% increase on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in fee revenue in recruitment process outsourcing and professional search of $6.7 million and $3.8 million, respectively, in Q3 FY’19 compared to Q3 FY’18.

Operating income was $12.2 million in Q3 FY’19, an increase of $2.1 million compared to Q3 FY’18 operating income of $10.1 million.  Operating margin was 15.3% in the current quarter compared to 14.6% in the year-ago quarter.

EBITDA was $13.1 million during Q3 FY’19, an increase of $2.3 million compared to Q3 FY’18.  EBITDA margin was 16.4% in Q3 FY’19 and 15.6% in Q3 FY’18.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q4 FY’19 fee revenue is expected to be in the range of $485 million and $505 million; and
▪	Q4 FY’19 diluted earnings per share is likely to range between $0.85 to $0.93.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, tax accounting effects of the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, seasonality, risks related to the integration of recently acquired businesses, employment liability risk, the impact of rebranding on the Company’s products and services; the expected timing of the Company’s rebranding and entity rationalization plan, and the costs of the Company’s rebranding and entity rationalization plan.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn Ferry, adjusted to exclude the tax impact associated with the Tax Act, restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs, net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude the tax impact associated with the Tax Act, restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•

Constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges and other items represent 1) the tax impact associated with the Tax Act, 2) costs we incurred to acquire and integrate a portion of our Advisory business, 3) charges we incurred or recoveries we received to restructure the combined company due to the acquisition of a portion of our Advisory business, and 4) tradename write-offs associated with the rebranding plan initiated by Korn Ferry.  The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
	(unaudited)
Fee revenue	$474,504	$447,581	$1,435,277	$1,291,853
Reimbursed out-of-pocket engagement expenses	11,668	13,189	36,050	39,302
Total revenue	486,172	460,770	1,471,327	1,331,155

Compensation and benefits	321,835	309,527	979,575	882,102
General and administrative expenses	61,179	58,516	287,641	175,380
Reimbursed expenses	11,668	13,189	36,050	39,302
Cost of services	17,066	17,467	55,020	53,163
Depreciation and amortization	11,741	12,225	34,490	36,881
Restructuring charges, net	-	-	-	78
Total operating expenses	423,489	410,924	1,392,776	1,186,906

Operating income	62,683	49,846	78,551	144,249
Other income, net	2,401	7,510	2,292	14,311
Interest expense, net	(4,282)	(3,710)	(12,722)	(11,014)
Income before provision for income taxes
and equity in earnings of unconsolidated subsidiaries	60,802	53,646	68,121	147,546
Equity in earnings of unconsolidated subsidiaries	62	97	191	187
Income tax provision	15,420	26,316	14,143	54,145
Net income	45,444	27,427	54,169	93,588
Net income attributable to noncontrolling interest	(480)	(180)	(1,782)	(969)
Net income attributable to Korn Ferry	$44,964	$27,247	$52,387	$92,619

Earnings per common share attributable to Korn Ferry:
Basic	$0.81	$0.49	$0.94	$1.65
Diluted	$0.80	$0.48	$0.92	$1.63

Weighted-average common shares outstanding:
Basic	55,233	55,252	55,358	55,479
Diluted	55,753	55,997	56,181	56,236

Cash dividends declared per share:	$0.10	$0.10	$0.30	$0.30

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2019	2018	% Change	2019	2018	% Change

Fee revenue:
Executive Search:
North America	$114,215	$102,716	11.2%	$342,175	$296,093	15.6%
EMEA	45,940	46,782	(1.8%)	137,522	128,249	7.2%
Asia Pacific	25,687	24,493	4.9%	79,918	71,983	11.0%
Latin America	7,554	6,425	17.6%	24,339	22,048	10.4%
Total Executive Search	193,396	180,416	7.2%	583,954	518,373	12.7%
Advisory	201,502	198,056	1.7%	613,966	577,462	6.3%
RPO and Professional Search	79,606	69,109	15.2%	237,357	196,018	21.1%
Total fee revenue	474,504	447,581	6.0%	1,435,277	1,291,853	11.1%
Reimbursed out-of-pocket engagement expenses	11,668	13,189	(11.5%)	36,050	39,302	(8.3%)
Total revenue	$486,172	$460,770	5.5%	$1,471,327	$1,331,155	10.5%

Operating income (loss):		Margin		Margin		Margin		Margin
Executive Search:
North America	$30,596	26.8%	$21,408	20.8%	$92,438	27.0%	$66,517	22.5%
EMEA	7,525	16.4%	7,329	15.7%	21,813	15.9%	20,349	15.9%
Asia Pacific	5,929	23.1%	5,289	21.6%	19,337	24.2%	12,811	17.8%
Latin America	653	8.6%	408	6.4%	3,460	14.2%	2,961	13.4%
Total Executive Search	44,703	23.1%	34,434	19.1%	137,048	23.5%	102,638	19.8%
Advisory	29,279	14.5%	27,057	13.7%	(24,374)	(4.0%)	72,459	12.5%
RPO and Professional Search	12,176	15.3%	10,064	14.6%	36,337	15.3%	27,727	14.1%
Corporate	(23,475)		(21,709)		(70,460)		(58,575)
Total operating income	$62,683	13.2%	$49,846	11.1%	$78,551	5.5%	$144,249	11.2%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	April 30,
	2019	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$489,509	$520,848
Marketable securities	6,414	14,293
Receivables due from clients, net of allowance for doubtful accounts of $22,046 and $17,845 at January 31, 2019 and April 30, 2018, respectively	421,812	384,996
Income taxes and other receivables	29,502	29,089
Unearned compensation	41,739	37,333
Prepaid expenses and other assets	28,106	27,700
Total current assets	1,017,082	1,014,259

Marketable securities, non-current	126,950	122,792
Property and equipment, net	130,266	119,901
Cash surrender value of company owned life insurance policies, net of loans	124,607	120,087
Deferred income taxes	40,530	25,520
Goodwill	580,021	584,222
Intangible assets, net	86,308	203,216
Unearned compensation, non-current	88,986	78,295
Investments and other assets	22,803	19,622
Total assets	$2,217,553	$2,287,914

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$31,151	$35,196
Income taxes payable	24,287	23,034
Compensation and benefits payable	266,925	304,980
Current portion of long-term debt	-	24,911
Other accrued liabilities	163,997	170,339
Total current liabilities	486,360	558,460

Deferred compensation and other retirement plans	240,856	227,729
Long-term debt	222,662	211,311
Deferred tax liabilities	1,434	9,105
Other liabilities	59,201	61,694
Total liabilities	1,010,513	1,068,299

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 72,440 and 71,631 shares issued at January 31, 2019 and April 30, 2018, respectively, and 56,420 and 56,517 shares outstanding at January 31, 2019 and April 30, 2018, respectively	651,683	683,942
Retained earnings	616,282	572,800
Accumulated other comprehensive loss, net	(63,271)	(40,135)
Total Korn Ferry stockholders' equity	1,204,694	1,216,607
Noncontrolling interest	2,346	3,008
Total stockholders' equity	1,207,040	1,219,615
Total liabilities and stockholders' equity	$2,217,553	$2,287,914

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
	(unaudited)
Operating income	$62,683	$49,846	$78,551	$144,249
Depreciation and amortization	11,741	12,225	34,490	36,881
Other income, net	2,401	7,510	2,292	14,311
Equity in earnings of unconsolidated subsidiaries, net	62	97	191	187
EBITDA	76,887	69,678	115,524	195,628
Restructuring charges, net (1)	-	-	-	78
Integration/acquisition costs (2)	804	1,673	6,746	6,654
Tradename write-offs (3)	-	-	106,555	-
Adjusted EBITDA	$77,691	$71,351	$228,825	$202,360

Operating margin	13.2%	11.1%	5.5%	11.2%
Depreciation and amortization	2.5%	2.7%	2.4%	2.9%
Other income, net	0.5%	1.7%	0.1%	1.1%
Equity in earnings of unconsolidated subsidiaries, net	-	-	-	-
EBITDA margin	16.2%	15.5%	8.0%	15.2%
Restructuring charges, net (1)	-	-	-	-
Integration/acquisition costs (2)	0.2%	0.4%	0.5%	0.5%
Tradename write-offs (3)	-	-	7.4%	-
Adjusted EBITDA margin	16.4%	15.9%	15.9%	15.7%

Net income attributable to Korn Ferry	$44,964	$27,247	$52,387	$92,619
Restructuring charges, net (1)	-	-	-	78
Integration/acquisition costs (2)	804	1,673	6,746	6,654
Tradename write-offs (3)	-	-	106,555	-
Tax effect on the above items (4)	31	(368)	(27,496)	(1,773)
Tax effect on impact of new tax law (5)	-	11,345	-	11,345
Adjusted net income attributable to Korn Ferry	$45,799	$39,897	$138,192	$108,923

Basic earnings per common share	$0.81	$0.49	$0.94	$1.65
Restructuring charges, net (1)	-	-	-	-
Integration/acquisition costs (2)	0.01	0.03	0.12	0.12
Tradename write-offs (3)	-	-	1.92	-
Tax effect on the above items (4)	-	(0.01)	(0.51)	(0.03)
Tax effect on impact of new tax law (5)	-	0.20	-	0.20
Adjusted basic earnings per share	$0.82	$0.71	$2.47	$1.94

Diluted earnings per common share	$0.80	$0.48	$0.92	$1.63
Restructuring charges, net (1)	-	-	-	-
Integration/acquisition costs (2)	0.01	0.03	0.12	0.12
Tradename write-offs (3)	-	-	1.89	-
Tax effect on the above items (4)	-	(0.01)	(0.50)	(0.03)
Tax effect on impact of new tax law (5)	-	0.20	-	0.20
Adjusted diluted earnings per share	$0.81	$0.70	$2.43	$1.92

Explanation of Non-GAAP Adjustments
(1) Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to a previous acquisition that took place on December 1, 2015.
(2) Costs associated with completing a previous acquisition, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(3) The Company is implementing a plan to go to market under a single, master brand architecture to simplify the Company’s organizational structure by eliminating and/or consolidating certain legal entities and implementing a rebranding of the Company to offer the Company’s current products and services using the “Korn Ferry” name, branding and trademarks. As a result of this the Company was required under U.S. generally accepted accounting principles to record a one-time, non-cash tradename write-offs.
(4) Tax effect on restructuring charges, net, integration/acquisition costs and tradename write-offs.
(5) The tax impact due to provisional tax charge recorded as a result of the Tax Act.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATIN INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2019
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$114,215	$45,940	$25,687	$7,554	$193,396	$201,502	$79,606	$-	$474,504
Total revenue	$117,725	$46,639	$26,046	$7,573	$197,983	$205,677	$82,512	$-	$486,172

Net income attributable to Korn Ferry									$44,964
Net income attributable to noncontrolling interest									480
Other income, net									(2,401)
Interest expense, net									4,282
Equity in earnings of unconsolidated subsidiaries, net									(62)
Income tax provision									15,420
Operating income (loss)	$30,596	$7,525	$5,929	$653	$44,703	$29,279	$12,176	$(23,475)	62,683
Depreciation and amortization	970	402	338	97	1,807	7,307	803	1,824	11,741
Other income (loss), net	1,564	26	(134)	133	1,589	786	77	(51)	2,401
Equity in earnings of unconsolidated subsidiaries, net	62	-	-	-	62	-	-	-	62
EBITDA	33,192	7,953	6,133	883	48,161	37,372	13,056	(21,702)	76,887
EBITDA margin	29.1%	17.3%	23.9%	11.7%	24.9%	18.5%	16.4%		16.2%

Integration/acquisition costs	-	-	-	-	-	777	-	27	804
Adjusted EBITDA	$33,192	$7,953	$6,133	$883	$48,161	$38,149	$13,056	$(21,675)	$77,691
Adjusted EBITDA margin	29.1%	17.3%	23.9%	11.7%	24.9%	18.9%	16.4%		16.4%

	Three Months Ended January 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$102,716	$46,782	$24,493	$6,425	$180,416	$198,056	$69,109	$-	$447,581
Total revenue	$106,332	$47,763	$24,942	$6,456	$185,493	$201,961	$73,316	$-	$460,770

Net income attributable to Korn Ferry									$27,247
Net income attributable to noncontrolling interest									180
Other income, net									(7,510)
Interest expense, net									3,710
Equity in earnings of unconsolidated subsidiaries, net									(97)
Income tax provision									26,316
Operating income (loss)	$21,408	$7,329	$5,289	$408	$34,434	$27,057	$10,064	$(21,709)	49,846
Depreciation and amortization	990	458	361	113	1,922	7,882	733	1,688	12,225
Other income, net	585	37	185	40	847	768	2	5,893	7,510
Equity in earnings of unconsolidated subsidiaries, net	97	-	-	-	97	-	-	-	97
EBITDA	23,080	7,824	5,835	561	37,300	35,707	10,799	(14,128)	69,678
EBITDA margin	22.5%	16.7%	23.8%	8.7%	20.7%	18.0%	15.6%		15.5%

Integration/acquisition costs	-	-	-	-	-	1,593	-	80	1,673
Adjusted EBITDA	$23,080	$7,824	$5,835	$561	$37,300	$37,300	$10,799	$(14,048)	$71,351
Adjusted EBITDA margin	22.5%	16.7%	23.8%	8.7%	20.7%	18.8%	15.6%		15.9%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2019
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$342,175	$137,522	$79,918	$24,339	$583,954	$613,966	$237,357	$-	$1,435,277
Total revenue	$352,804	$140,024	$80,817	$24,388	$598,033	$627,243	$246,051	$-	$1,471,327

Net income attributable to Korn Ferry									$52,387
Net income attributable to noncontrolling interest									1,782
Other income, net									(2,292)
Interest expense, net									12,722
Equity in earnings of unconsolidated subsidiaries, net									(191)
Income tax provision									14,143
Operating income (loss)	$92,438	$21,813	$19,337	$3,460	$137,048	$(24,374)	$36,337	$(70,460)	78,551
Depreciation and amortization	2,917	867	1,083	305	5,172	21,702	2,325	5,291	34,490
Other income (loss), net	955	388	118	263	1,724	1,621	103	(1,156)	2,292
Equity in earnings of unconsolidated subsidiaries, net	191	-	-	-	191	-	-	-	191
EBITDA	96,501	23,068	20,538	4,028	144,135	(1,051)	38,765	(66,325)	115,524
EBITDA margin	28.2%	16.8%	25.7%	16.5%	24.7%	(0.2%)	16.3%		8.0%

Integration/acquisition costs	-	-	-	-	-	6,559	-	187	6,746
Tradename write-offs	-	-	-	-	-	106,555	-	-	106,555
Adjusted EBITDA	$96,501	$23,068	$20,538	$4,028	$144,135	$112,063	$38,765	$(66,138)	$228,825
Adjusted EBITDA margin	28.2%	16.8%	25.7%	16.5%	24.7%	18.3%	16.3%		15.9%

	Nine Months Ended January 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$296,093	$128,249	$71,983	$22,048	$518,373	$577,462	$196,018	$-	$1,291,853
Total revenue	$305,866	$130,894	$73,009	$22,114	$531,883	$589,093	$210,179	$-	$1,331,155

Net income attributable to Korn Ferry									$92,619
Net income attributable to noncontrolling interest									969
Other income, net									(14,311)
Interest expense, net									11,014
Equity in earnings of unconsolidated subsidiaries, net									(187)
Income tax provision									54,145
Operating income (loss)	$66,517	$20,349	$12,811	$2,961	$102,638	$72,459	$27,727	$(58,575)	144,249
Depreciation and amortization	2,923	1,345	1,052	331	5,651	24,110	2,313	4,807	36,881
Other income, net	1,157	136	384	99	1,776	1,654	10	10,871	14,311
Equity in earnings of unconsolidated subsidiaries, net	187	-	-	-	187	-	-	-	187
EBITDA	70,784	21,830	14,247	3,391	110,252	98,223	30,050	(42,897)	195,628
EBITDA margin	23.9%	17.0%	19.8%	15.4%	21.3%	17.0%	15.3%		15.2%

Restructuring charges (recoveries), net	-	-	313	-	313	(241)	6	-	78
Integration/acquisition costs	-	-	-	-	-	6,455	-	199	6,654
Adjusted EBITDA	$70,784	$21,830	$14,560	$3,391	$110,565	$104,437	$30,056	$(42,698)	$202,360
Adjusted EBITDA margin	23.9%	17.0%	20.2%	15.4%	21.3%	18.1%	15.3%		15.7%